Exhibit 32.2

                                Certification Of
                      Treasurer and Chief Financial Officer



         Pursuant to 18 U.S.C. ss.1350, the undersigned, Samir N. Masri, who is the Treasurer and Chief Financial Officer of Lincoln International Corporation (the "company"), hereby certifies that the company's Annual Report on Form 10-KSB for the year ended July 31, 2005, (the "Report") fully complies with the requirements of ss.13(a) or ss.15(d) as applicable, of the Securities Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

                                   /s/ Samir N. Masri
                                   ---------------------------------------------
                                   Name:  Samir N. Masri
                                   Title:  Treasurer and Chief Financial Officer
                                   Date:  October 28, 2005